Exhibit 5.1

               [JEFFER, MANGELS, BUTLER & MARMARO LLP LETTERHEAD]




                                  July 18, 2000



Voyer One, Inc.
317 Madison Avenue, Suite 2310
New York, New York 10017

          Re: Registration Statement on Form S-8
              ----------------------------------

Ladies and Gentlemen:


     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") which Voyer One, Inc., a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission.

     The Registration Statement covers 275,147 shares (the "Shares") of the common stock of the Company, $.001 par value per share ("Common Stock"), which include (i) 125,147 shares of Common Stock that have been issued to certain consultants of the Company and (ii) 150,000 shares of Common Stock issuable upon the exercise of outstanding warrants that have been issued to certain consultants of the Company.

     In connection with rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of originals, of such corporate records of the Company and other documents which we considered necessary for the purposes of this opinion. To the extent we deem appropriate, we have obtained from public officials certificates as to legal matters and from officers of the Company a representation letter as to factual matters.

     In our review and examination of documents we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies thereof;
(iii) all signatories have adequate power and authority and have taken all necessary actions to execute and deliver such documents and hold all necessary licenses and permits to entitle them to enforce such agreements; and (iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents.

JEFFER, MANGELS, BUTLER & MARMARO LLP

Voyer One, Inc.
July 18, 2000
Page 2


     Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, when so issued upon (i) payment therefor pursuant to the terms contemplated in the Registration Statement and the arrangements pursuant to which they are issued; (ii) the effectiveness of the Registration Statement; and (iii) compliance with applicable blue sky laws, will constitute legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

     We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Securities under the blue sky laws of any state or other jurisdiction. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission promulgated thereunder.

     Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The opinions set forth herein are as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                                      Very truly yours,

                                      /s/ Jeffer, Mangels, Butler & Marmaro LLP